Exhibit 99.1

Miluna Acquisition Corp

Pro Forma Balance Sheet

	October 24, 2025	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Cash	$907,841	$(90,000)	b.	$817,841
Total Current Assets	907,841	(90,000)		817,841

Cash Held in Trust Account	60,000,999	8,999,001	a.	69,000,000
		90,000	b.
		(90,000)	c.
Total Assets	$60,908,840	$8,999,001		$69,817,841

Liabilities and Stockholders’ Equity
Current Liabilities
Other payable – related party	90,000	(90,000)	b.	-
Other payable – underwriter overfunding in trust	999	(999)	a.	-
Accrued offering costs	4,617	1,116	c.	5,733
Over-allotment option liability	66,600	(66,600)	e.	-
Total Current Liabilities	162,216	(156,483)		5,733

Deferred underwriting fee	600,000	90,000	c.	690,000
Total Liabilities	762,216	(66,483)		695,733

Commitments and Contingencies
Ordinary share subject to possible redemption, $0.0001 par value; 550,000,000 shares authorized; 6,000,000 and 6,900,000 shares issued and outstanding, at redemption value of $10.00, as actual and adjusted, respectively	60,000,000	8,633,520	a.	69,000,000
		(172,021)	c.
		538,501	d.

Shareholders’ Equity
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-		-
Ordinary shares, $0.0001 par value; 550,000,000 shares authorized; 1,919,100 and 1,928,100 issued and outstanding (excluding 6,000,000 shares and 6,900,000 subject to redemption), respectively	192	1	b.	193
Additional paid-in capital	190,560	366,480	a.	166,043
		89,999	b.
		(7,302)	c.
		(1,793)	c.
		(538,501)	d.
		66,600	e.
Accumulated Deficit	(44,128)	-		(44,128)

Total Shareholders’ Equity	146,624	(24,516)		122,108
Total Liabilities, Redeemable Ordinary Shares and Shareholders’ Equity	$60,908,840	$8,909,001		$69,817,841

Miluna Acquisition Corp

Note to Pro Forma Financial Statement

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Miluna Acquisition Corp (the “Company”) as of October 24, 2025, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on October 28, 2025 as described below.

On October 28, 2025, the Company consummated the closing of the sale of 900,000 additional units at a price of $10 per unit (the “Units”) upon receiving notice of the underwriters’ election to exercise their overallotment option (“Overallotment Units”) in part, generating additional gross proceeds of $9,000,000 and incurred additional $90,000 cash underwriting fees, $90,000 deferred underwriting fee and $1,116 other offering cost. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one redeemable warrant (the “Warrant”), with each Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share subject to adjustment, pursuant to the Company’s registration statement on Form S-1 (File No. 333- 289973).

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

Pro forma entry
a.	Cash held in Trust Account	8,999,001
	Other payable – underwriter overfunding in trust	999
	Ordinary share subject to possible redemption		8,633,520
	Additional paid-in capital		366,480
	To record sale of 900,000 Overallotment Public Units at $10.00 per Unit and allocation of proceeds to public warrants

b.	Cash held in Trust Account	90,000
	Ordinary shares		1
	Additional paid-in capital		89,999
	Other payables	90,000
	Cash		90,000
	To record sale of 9,000 Private Units at $10.00 per Unit and allocation of proceeds to public warrants

c.	Additional paid-in capital	7,302
	Ordinary share subject to possible redemption	172,021
	Additional paid-in capital	1,793
	Accrued offering cost		1,116
	Cash held in trust		90,000
	Deferred underwriting fee		90,000
	To record and allocate additional offering cost

d.	Additional paid-in capital	538,501
	Ordinary share subject to possible redemption		538,501
	To record accretion of redemption value

e.	Over-allotment option liability	66,600
	Additional paid-in capital		66,600
	To reverse over-allotment option liability